EXHIBIT 24 (b) (4) (d)

                   GUARANTEED MIMIMUM WITHDRAWAL BENEFIT RIDER
                                   FORM DR93.1







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                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

This rider is part of the contract to which it is attached. Except as stated in this rider, it is subject to all of the provisions contained in the contract. This Guaranteed Minimum Withdrawal Benefit Rider supercedes any previous Guaranteed Minimum Withdrawal Benefit Riders issued for use with the contract identified by the Contract Number listed below.

Your election of this rider is irrevocable and its provisions will remain part of the contract until terminated in accordance with the provisions below.

CONTRACT NUMBER:                      [13000000]

CONTRACT OWNER:                       [John Doe]

RIDER DATE:                           [September 1, 2005]

BENEFIT AMOUNT PERCENTAGE:            [105%]

CONTRACT VALUE ON THE RIDER
DATE:                                 [$100,000.00]

BENEFIT AMOUNT ON
THE RIDER DATE:                       [$105,000.00]

BENEFIT AMOUNT
INCREASE PERCENTAGE:                  [0%]

BENEFIT AMOUNT
INCREASE DURATION:                    [10 Years]

OPTIONAL RESET WAITING PERIOD:        [1 Year]

OPTIONAL RESET BENEFIT
AMOUNT PERCENTAGE:                    [100%]

WITHDRAWAL LIMIT PERCENTAGE:

                                      [Rider        Withdrawal Limit
                                       Year         Percentage
                                       1            4%
                                       2            5%
                                       3 - 5        6%
                                       6 - 10       7%
                                       11+          8%]

RIDER FEE PERCENTAGE:                 [1.00%]

ASSET ALLOCATION:                     [Model 1 - Conservative]

LIFE PAYMENT FACTOR:                  [100%]

SPOUSAL CONTINUATION
PAYMENT FACTOR:                       [0%]


DR93.1                                  1
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OVERVIEW
This rider provides a Guaranteed Minimum Withdrawal Benefit that guarantees, upon election, withdrawal(s) and/or fixed annuity payments each Rider Year equal to the Withdrawal Limit.

                                   DEFINITIONS

RIDER DATE
The date this rider is added to the contract.

RIDER ANNIVERSARY
The same date each year as the Rider Date.

RIDER YEAR
The first Rider Year is the one-year period starting with the Rider Date. Subsequent Rider Years run from one Rider Anniversary to the next.

BENEFIT AMOUNT PERCENTAGE
The percentage that is used to determine the Benefit Amount. The Benefit Amount Percentage will not change while this rider is in effect.

BENEFIT AMOUNT INCREASE PERCENTAGE
The percentage that the Benefit Amount will increase if total withdrawals in a Rider Year are equal to zero.

BENEFIT AMOUNT INCREASE DURATION
The number of Rider Years following the Rider Date during which the Benefit Amount may increase if total withdrawals in a Rider Year are equal to zero.

OPTIONAL RESET WAITING PERIOD
The number of Rider Years You must wait following the Rider Date before You can elect an Optional Reset.

OPTIONAL RESET BENEFIT AMOUNT PERCENTAGE
The percentage that is used to determine the Benefit Amount upon an Optional Reset (if available). The Optional Reset Benefit Amount Percentage will not change while this rider is in effect.

WITHDRAWAL LIMIT PERCENTAGE
The percentage(s) that is used to determine the Withdrawal Limit. The percentage(s) may vary by Rider Year.

RIDER FEE PERCENTAGE
The percentage that is used to determine the Rider Fee. The Rider Fee Percentage will not change while this rider is in effect.

LIFE PAYMENT FACTOR
The percentage that is used to determine the monthly fixed annuity payment amount after the Benefit Payment Duration under the GMWB Life with Period Certain Payment Option. This percentage is also used to determine the monthly fixed annuity payment amount after the Benefit Payment Duration but prior to the death of the original Owner under the GMWB Joint Life with Period Certain Payment Option. The Life Payment Factor will not change while this rider is in effect.

SPOUSAL CONTINUATION PAYMENT FACTOR
The percentage that is used to determine the monthly fixed annuity payment amount after the Benefit Payment Duration and after the death of the original Owner under the GMWB Joint Life with Period Certain Payment Option. The Spousal Continuation Payment Factor will not change while this rider is in effect, unless the Spousal Beneficiary is no longer the spouse of the original Owner. If the Spousal Beneficiary is no longer the spouse of the original Owner, except as a result of the death of the original Owner, We will set the Spousal Continuation Payment Factor equal to zero.


DR93.1                                  2
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SPOUSAL BENEFICIARY
The spouse of the Owner designated on the Rider Date as the Beneficiary in the contract to which this rider is attached.

                                     GENERAL

RIDER FEE
A fee for this rider will be deducted, in arrears, annually from the Contract Value on each Rider Anniversary while this rider is in effect. The rider fee is equal to the Rider Fee Percentage multiplied by the greater of the Benefit Amount or the Contract Value on the date the fee is deducted. Should You fully surrender the contract other than on the Rider Anniversary, We will deduct a proportional rider fee from the amount paid upon the surrender. The rider fee will be deducted pro-rata from the total Contract Value within each Subaccount, GIA and MVA, if applicable.

The rider fee will not be deducted after the rider terminates pursuant to the Termination provision or subsequent to the commencement of annuity payments.

ASSET ALLOCATION
We reserve the right to require that the entire Contract Value be invested in accordance with our periodically published Asset Allocation program while this rider is in force. Any applicable Asset Allocation requirement will be determined on the Rider Date and will not change while this rider is in effect.

SUBACCOUNTS
We reserve the right to restrict the Subaccounts that You can invest in while this rider is in effect. Any restrictions to the available Subaccounts will be set on the Rider Date and will not change while this rider is in effect.

Should You elect this rider after the Contract Date or exercise an Optional Reset under the terms of this rider, and restrictions apply to a Subaccount in which You are currently invested, the value invested in the restricted Subaccount will be immediately transferred to the money market subaccount. This transfer will not count toward the annual transfer limit. You may allocate this value to any unrestricted Subaccount available for the rider issued as a result of the Optional Reset.

We reserve the right to restrict allocations or transfers to Subaccounts that have been added to the contract after the Rider Date.



DR93.1                                  3
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BENEFIT AMOUNT
The Benefit Amount is the amount available for withdrawals and/or fixed annuity payments pursuant to the terms and conditions of this rider. The Benefit Amount is established for the sole purpose of determining the Withdrawal Limit and Benefit Payment and is not used in calculating the Surrender Value or other guaranteed values or benefits.

On the Rider Date, the Benefit Amount is set equal to the Benefit Amount Percentage multiplied by the Contract Value on the Rider Date.

If the Benefit Amount is set as a result of an Optional Reset, the Benefit Amount is set equal to the Optional Reset Benefit Amount Percentage of the previous rider multiplied by the Contract Value on the date of reset.

After the Rider Date, the Benefit Amount is recalculated on the following dates:

1 - Premium Payment Date:
         The Benefit Amount will be recalculated on each Premium Payment Date following the Rider Date. The new Benefit Amount is equal to the current Benefit Amount plus the result of the Benefit Amount Percentage multiplied by the premium payment. The new Benefit Amount will never be greater than the Contract Value on the Rider Date plus total premium payments made after the Rider Date less total withdrawals made after the Rider Date, multiplied by the Benefit Amount Percentage.

2 - Withdrawal Date:
         The Benefit Amount will be recalculated on the date of each withdrawal.

         A. If total withdrawals in a Rider Year are less than or equal to the Withdrawal Limit, the new Benefit Amount is equal to the current Benefit Amount less the withdrawal amount.

         B. If total withdrawals in a Rider Year are greater than the Withdrawal Limit and if the Contract Value before the withdrawal is less than the Benefit Amount before the withdrawal, the new Benefit Amount is set equal to the Contract Value after the withdrawal.

         C. If total withdrawals in a Rider Year are greater than the Withdrawal Limit and if the Contract Value before the withdrawal is greater than or equal to the Benefit Amount before the withdrawal, the new Benefit Amount is equal to the current Benefit Amount less the withdrawal amount.

         If the Spousal Continuation Payment Factor is equal to zero, withdrawals taken to meet Required Minimum Distribution requirements with respect to this contract will be deemed to be within the Withdrawal Limit for purposes of the rider. If the Spousal Continuation Payment Factor is greater than zero, withdrawals taken to meet Required Minimum Distribution requirements based on the lives of the Owner and Spousal Beneficiary with respect to this contract will be deemed to be within the Withdrawal Limit for purposes of this rider.

3 - Rider Anniversary:
         On every Rider Anniversary following the Rider Date, up to and including the Rider Anniversary at the end of the Benefit Amount Increase Duration, the Benefit Amount will be recalculated if total withdrawals since the last Rider Anniversary are equal to zero. The new Benefit Amount is equal to the current Benefit Amount plus the result of the current Benefit Amount multiplied by the Benefit Amount Increase Percentage.

The Benefit Amount may never be less than zero.


DR93.1                                  4
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WITHDRAWAL LIMIT
On the Rider Date, the Withdrawal Limit is set to equal the Withdrawal Limit Percentage for the first Rider Year multiplied by the Benefit Amount.

After the Rider Date, the Withdrawal Limit is recalculated on the following dates:

1 - Premium Payment Date:
         The Withdrawal Limit will be recalculated on each Premium Payment Date following the Rider Date. The new Withdrawal Limit is equal to the greater of the current Withdrawal Limit and the Withdrawal Limit Percentage for the Rider Year multiplied by the new Benefit Amount.

2 - Withdrawal Date:
         The Withdrawal Limit will be recalculated on the date of each withdrawal.

         a. If total withdrawals in a Rider Year are greater than the Withdrawal Limit, the new Withdrawal Limit is set equal to the Withdrawal Limit Percentage for the Rider Year multiplied by the Benefit Amount after the withdrawal.

         b. If total withdrawals in a Rider Year are greater than the Withdrawal Limit and if the Benefit Amount is equal to zero and if the Life Payment Factor or the Spousal Continuation Payment Factor is greater than zero, the new Withdrawal Limit is set equal to zero.

         If the Spousal Continuation Payment Factor is equal to zero, withdrawals taken to meet Required Minimum Distribution requirements with respect to this contract will be deemed to be within the Withdrawal Limit for purposes of the rider. If the Spousal Continuation Payment Factor is greater than zero, withdrawals taken to meet Required Minimum Distribution requirements based on the lives of the Owner and Spousal Beneficiary with respect to this contract will be deemed to be within the Withdrawal Limit for purposes of this rider.

3 - Rider Anniversary:
         The Withdrawal Limit will be recalculated on every Rider Anniversary. The new Withdrawal Limit is equal to A or B or C, whichever is greater, where:

         A    is the current Withdrawal Limit;

         B is the current Withdrawal Limit multiplied by the Withdrawal Limit Percentage for the Rider Year divided by the Withdrawal Limit Percentage for the prior Rider Year. However, if the Withdrawal Limit Percentage for the prior Rider Year is equal to zero, then this quantity B will be deemed to be zero; and

         C is the new Benefit Amount multiplied by the Withdrawal Limit Percentage for the Rider Year.

The Withdrawal Limit may never be less than zero.

SURRENDER CHARGE OR CONTINGENT DEFERRED SALES CHARGE
If total withdrawals in a Rider Year do not exceed the Withdrawal Limit, no surrender charge or contingent deferred sales charge will be deducted, even if total withdrawals exceed the free withdrawal amount described in the contract. If total withdrawals in a Rider Year exceed the Withdrawal Limit and the free withdrawal amount, a surrender charge or contingent deferred sales charge will be applied to withdrawals in excess of the free withdrawal amount.



DR93.1                                  5
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CONTRACT VALUE REDUCED TO ZERO
If the Contract Value is reduced to zero, the following will occur:

         1. If the Life Payment Factor is greater than zero, the Spousal Continuation Payment Factor is equal to zero, and the original Owner is alive, fixed annuity payments will begin one month following the date the Contract Value is reduced to zero under the GMWB Life with Period Certain Payment Option described below.

         2. If the Life Payment Factor is greater than zero, the Spousal Continuation Payment Factor is equal to zero, the original Owner is not alive, the Spousal Beneficiary has elected to continue the Contract, and the Benefit Amount is greater than zero, fixed annuity payments will begin one month following the date the Contract Value is reduced to zero under the GMWB Specified Period Certain Payment Option described below.

         3. If the Life Payment Factor is greater than zero and the Spousal Continuation Payment Factor is greater than zero, fixed annuity payments will begin one month following the date the Contract Value is reduced to zero under the GMWB Joint Life with Period Certain Payment Option described below.

         4. If the Life Payment Factor is equal to zero, the Spousal Continuation Payment Factor is equal to zero and the Benefit Amount is greater than zero, fixed annuity payments will begin one month following the date the Contract Value is reduced to zero under the GMWB Specified Period Certain Payment Option described below.

         5. We will set the Maturity Date equal to the date the Contract Value is reduced to zero and You may not make withdrawals, premium payments, transfers, elect an Optional Reset, surrender this rider or contract, elect to receive annuity payments under an Annuity Payment Option as described in the contract or elect any optional riders previously made available under the contract. Also, the death benefit will be set equal to zero.

BENEFIT PAYMENT
The Benefit Payment is calculated on the date the Contract Value is reduced to zero. The Benefit Payment is equal to one twelfth of the Withdrawal Limit on the date the Contract Value is reduced to zero.

BENEFIT PAYMENT DURATION
The Benefit Payment Duration is equal to A divided by B, the result rounded up to the next highest whole number, where:

         A is the Benefit Amount on the date the Contract Value is reduced to zero; and

         B    is the amount of the Benefit Payment.

The Benefit Payment Duration may be zero, if the quantity (A) above is equal to zero.

GMWB SPECIFIED PERIOD CERTAIN PAYMENT OPTION
We will make monthly fixed annuity payments equal to the Benefit Payment for the number of months defined by the Benefit Payment Duration. The first monthly fixed annuity payment will be made one month following the date the Contract Value is reduced to zero. Subsequent payments will be made on the same day each month as the first payment. Annuity payments under this option may not be commuted or accelerated. Upon the death of the last surviving Owner (or Annuitant, if the Owner is a non-natural person), annuity payments, if any remain, will continue to the Beneficiary. We reserve the right to make a lump sum payment equal to the Benefit Amount in lieu of monthly fixed annuity payments under this option.



DR93.1                                  6
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GMWB LIFE WITH PERIOD CERTAIN PAYMENT OPTION
We will make monthly fixed annuity payments equal to the Benefit Payment for the number of months defined by the Benefit Payment Duration. If the Owner is still alive after the Benefit Payment Duration, We will continue to make payments equal to the Benefit Payment multiplied by the Life Payment Factor until the death of the original Owner, subject to proof of survivorship. The first monthly fixed annuity payment will be made one month following the date the Contract Value is reduced to zero. Subsequent payments will be made on the same day each month as the first payment. Annuity payments under this option may not be commuted or accelerated. Upon the death of the Owner, annuity payments, if any remain, will continue to the Beneficiary.

GMWB JOINT LIFE WITH PERIOD CERTAIN PAYMENT OPTION
We will make monthly fixed annuity payments equal to the Benefit Payment for the number of months defined by the Benefit Payment Duration. If the Owner is still alive after the Benefit Payment Duration, We will continue to make payments equal to the Benefit Payment multiplied by the Life Payment Factor until the death of the original Owner, subject to proof of survivorship. If the Spousal Beneficiary is still alive after the death of the Owner, We will continue to make payments equal to the Benefit Payment multiplied by the Spousal Continuation Payment Factor until the death of the Spousal Beneficiary, subject to proof of survivorship. The first monthly fixed annuity payment will be made one month following the date the Contract Value is reduced to zero. Subsequent payments will be made on the same day each month as the first payment. Annuity payments under this option may not be commuted or accelerated. Upon the death of the Owner and Spousal Beneficiary, annuity payments, if any remain, will continue to the Beneficiary.

OWNERSHIP AND BENEFICIARY LIMITATIONS
On the Rider Date, ownership and Beneficiary limitations may apply to this rider.

If the Life Payment Factor is greater than zero and the Spousal Continuation Payment Factor is equal to zero, there may only be one Owner and the Owner must be a natural person.

If the Life Payment Factor is greater than zero and the Spousal Continuation Payment Factor is greater than zero, there may only be one or two Owners. All Owners must be natural persons. If there is one Owner, there may only be one Beneficiary and that person must be the spouse of the Owner and eligible for spousal continuation of the contract. The Beneficiary is considered to be the Spousal Beneficiary. If there are two Owners, they must be spouses and the same two individuals must be listed as Beneficiaries. Upon the death of one of the Owners, the surviving spouse is considered to be the Spousal Beneficiary.

OPTIONAL RESET (IF AVAILABLE)
An Optional Reset will be available, subject to terms available for new issues, if we are currently offering this rider as an additional option on new issues and You have reached the Rider Anniversary occurring after the Optional Reset Waiting Period following the Rider Date. The Optional Reset is only permitted if the Contract Value, multiplied by the Optional Reset Benefit Amount Percentage, is greater than the Benefit Amount on the Rider Anniversary immediately prior to the reset.

Upon Your election of the Optional Reset, this rider will terminate and a new Guaranteed Minimum Withdrawal Benefit Rider (new rider) will be issued to You. On the date the new rider is issued, it will reflect a new Rider Date, new Benefit Amount Percentage, new Contract Value on the Rider Date, new Benefit Amount on the Rider Date, new Benefit Amount Increase Percentage, new Benefit Amount Increase Duration, new Optional Reset Waiting Period, new Optional Reset Benefit Amount Percentage, new Withdrawal Limit Percentage for each Rider Year, new Rider Fee Percentage, new Life Payment Factor and new Spousal Continuation Payment Factor. The new Rider Fee Percentage may be higher than the current Rider Fee Percentage, but will not exceed a maximum of 1.00%.

We must be notified no later than 30 days after the Rider Anniversary that You are electing an Optional Reset.



DR93.1                                  7
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TERMINATION OF RIDER
You may not terminate this rider by request. This rider will terminate without value on the occurrence of any of the following events:

         1.   the change of ownership of the contract for any reason;

         2. the commencement of annuity payments under an Annuity Payment Option as described in the contract;

         3.   the termination of the contract to which this rider is attached;

         4.   the election of the Optional Reset (if available);

         5. if an Asset Allocation program is required on the Rider Date, this rider will terminate if any portion of the Contract Value is no longer invested in accordance with the Asset Allocation program;

         6. the Contract Value has been reduced to zero, the Benefit Amount has been reduced to zero and the Life Payment Factor and Spousal Continuation Payment Factor are both equal to zero;

         7. the Life Payment Factor is greater than zero, the Spousal Continuation Payment Factor is equal to zero, the Contract Value has been reduced to zero and the Benefit Amount has been reduced to zero, the rider will terminate on the death of the original Owner; or

         8. the Life Payment Factor is greater than zero, the Spousal Continuation Payment Factor is greater than zero, the Contract Value has been reduced to zero and the Benefit Amount has been reduced to zero, the rider will terminate on the later of the death of the original Owner and the death of the Spousal Beneficiary.



                         PHL VARIABLE INSURANCE COMPANY

                             [  /s/Dona D. Young  ]

                [CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER]




DR93.1                                  8